Exhibit 99.1

Lennox International announces Chief Financial Officer transition

(DALLAS, May 18, 2009) — Lennox International Inc. (NYSE: LII) announced today Susan K. Carter, Executive Vice President and Chief Financial Officer, is leaving the company to pursue other career opportunities. The Company named Roy A. Rumbough, Jr., its current Vice President, Controller and Chief Accounting Officer, as interim chief financial officer. LII has commenced an external search for a permanent chief financial officer.

“We appreciate Sue’s contributions to LII over the last five years and wish her continued success,” said Todd Bluedorn, LII CEO.

Through its subsidiaries, Lennox International Inc. is a global leader in the heating, ventilation, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII.” Additional information is available at: www.lennoxinternational.com or by contacting Ozzie Buckler, director, communications and public relations, at 972-497-7456.